Exhibit 99.1

Contact: Yvonne Gill
January 25, 2010	570-724-0247
yvonneg@cnbankpa.com

C&N ANNOUNCES FOURTH QUARTER 2009 UNAUDITED FINANCIAL RESULTS

FOR IMMEDIATE RELEASE:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the fourth quarter 2009 and for the year ended December 31, 2009.

C&N reported positive net income available to common shareholders of $4,242,000, or $0.42 per share - basic and diluted, in the fourth quarter 2009.   Net income available to common shareholders was $2,178,000, or $0.24 per share-basic and diluted in the fourth quarter 2008, and C&N had a net loss available to common shareholders of $28,567,000, or $3.17 per share in the third quarter 2009.  For the year ended December 31, 2009, C&N’s net loss available to common shareholders was $40,763,000, or $4.40 per share, while net income was $10,059,000 ($1.12 per share – basic and diluted) in 2008.  The net loss for the year ended December 31, 2009 included the impact of after-tax other-than-temporary (OTTI) charges on available-for-sale securities (adjusted for realized gains on some securities subsequently sold) of $55,849,000.

“It is a pleasure to report positive fourth quarter earnings results,” stated Chuck Updegraff, C&N’s President and Chief Executive Officer.  “After a difficult first nine months of the year, marked by significant write-downs of securities, our fourth quarter results are more consistent with the goals and expectations of our Board and management team.”

Core Earnings is an earnings performance measurement which the Corporation’s management has defined to exclude the effects of OTTI losses on available-for-sale securities and realized gains on securities for which OTTI has previously been recognized.  Core Earnings is a performance measurement that is not based on U.S. generally accepted accounting principles (GAAP), meaning that it is a non-GAAP measure.  Management believes Core Earnings information is meaningful for evaluating the Corporation’s operating performance, because it excludes some of the impact of market volatility as it relates to investments in securities.  This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The table below provides a reconciliation of Core Earnings to net income (loss), the most directly comparable GAAP financial measure:

RECONCILIATION OF NON-GAAP MEASURE (UNAUDITED)
(In thousands, except per-share data)
	2009		2008
	(Loss)/	Diluted	(Loss)/	Diluted
QUARTER ENDED DECEMBER 31:	Income	EPS	Income	EPS

Net income available to common shareholders	$4,242	$0.42	$2,178	$0.24

Other-than-temporary impairment losses
on available-for-sale securities	(956)		(3,921)
Realized gains on assets previously written down	947		31
Other-than-temporary impairment losses on
available-for-sale securities, net of related gains	(9)		(3,890)
Income taxes (1)	516		1,323
Other-than-temporary impairment losses, net	507		(2,567)

Core earnings available to common shareholders	$3,735	$0.37	$4,745	$0.53

YEAR ENDED DECEMBER 31:

Net (loss) income available to common shareholders	$(40,763)	$(4.40)	$10,059	$1.12

Other-than-temporary impairment losses
on available-for-sale securities	(85,363)		(10,088)
Realized gains on assets previously written down	1,308		31
Other-than-temporary impairment losses on
available-for-sale securities, net of related gains	(84,055)		(10,057)
Income taxes (1)	28,206		3,419
Other-than-temporary impairment losses, net	(55,849)		(6,638)

Core earnings available to common shareholders	$15,086	$1.63	$16,697	$1.86

(1) Income tax has been allocated to the non-core losses at 34%, adjusted for a valuation allowance on deferred tax assets associated with losses from securities classified as capital assets for federal income tax reporting purposes. A valuation allowance of $886,000 was recorded in the third quarter 2009, and was reduced to $373,000 in the fourth quarter 2009.

Results for the year ended December 31, 2009 included positive Core Earnings available to common shareholders of $15,086,000 ($1.63 per diluted share), reduced by after-tax other-than-temporary impairment (OTTI) charges on available-for-sale securities (net of subsequent gains from selling some of the securities) of $55,849,000.  For the year ended December 31, 2008, the Corporation reported net income of $10,059,000, or $1.12 per diluted share, including Core Earnings of $16,697,000 ($1.86 per diluted share).  Fourth quarter 2009 results included Core Earnings of $3,735,000 ($0.37 per diluted share), while Core Earnings totaled $4,745,000 ($0.53 per diluted share) in the fourth quarter 2008 and $3,918,000 ($0.43 per diluted share) in the third quarter 2009.

For the year ended December 31, 2009, total Core Earnings was roughly equivalent to 2008 Core Earnings results, except that 2009 results included the cost of dividends of approximately $1.4 million paid on preferred stock issued to the U.S. Treasury.

Significant changes in Core Earnings for the fourth quarter 2009, as compared to the corresponding period in 2008, were as follows:

•
Core Earnings for the fourth quarter 2009 included a charge to income tax expense of approximately $460,000 related to a change in the estimated tax rate (to 34% from 35%) of tax benefits associated with investment securities.

•
The interest margin was $808,000, or 7.1%, lower in the fourth quarter 2009 as compared to the fourth quarter 2008, primarily because of lower outstanding loans and a relatively high average balance of overnight invested funds.

•
Noninterest expense decreased $403,000, or 5.0%.  Total payroll and benefit costs were $669,000 lower in the fourth quarter 2009 than one year earlier, reflecting the effects of reductions in personnel from the previous year as well as year-end 2009 adjustments to reduce estimated incentive and other compensation costs.  FDIC insurance costs of $441,000 in the fourth quarter 2009 were $295,000 higher than the fourth quarter 2008 amount.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,322,165,000 at December 31, 2009, up 3.0% from September 30, 2009 and 3.2% from December 31, 2008.

•	Net loans of $713,338,000 at December 31, 2009 were down 1.0% from September 30, 2009 and 3.0% from December 31, 2008.

•	Total deposits and repo sweep accounts of $961,018,000 at December 31, 2009 were up 3.2% from September 30, 2009 and 6.5% from December 31, 2008.

•
Total shareholders’ equity was $152,410,000 at December 31, 2009, as compared to $126,053,000 at September 30, 2009 and $122,026,000 at December 31, 2008.  In the fourth quarter 2009, C&N raised approximately $21.4 million, net, from a public offering of common stock.  In the first quarter 2009, C&N issued preferred stock to the U.S. Treasury under the TARP Capital Purchase Program, increasing equity by $26.4 million as a result of that transaction.

•
Assets under management by C&N’s Trust and Financial Management Group amounted to $605,062,000 at December 31, 2009, up 9.9% from one year earlier.  The increased value of assets under management reflected aggregate improvement in stock market values, along with the effects of new business.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank and First State Bank.  Citizens & Northern Bank is a local, independent community bank providing complete financial, investment and insurance services through 24 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania.  First State Bank provides banking services through its offices in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. First State Bank can be found on the web at www.fsbcanisteo.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles.  Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.